UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2007
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24647	77-0328533
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
2450 Walsh Avenue
Santa Clara, California 95051
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 235-5500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Terayon Communication Systems, Inc. (Terayon) entered into a Termination Agreement (Termination Agreement) with General Electric Capital Corporation (GECC), effective as of March 22, 2007, terminating the Aircraft Lease Agreement dated as of February 8, 2002 (Aircraft Lease) under which Terayon previously leased a jet aircraft from GECC.
Pursuant to the Termination Agreement, on March 28, 2007, GECC returned to Terayon approximately $6.8 million of the $7.5 million cash deposit held by GECC as collateral for the jet aircraft. GECC will retain $0.66 million in collateral (Repair Collateral) subject to GECC’s completion of certain repairs, tests, inspections and corrections to the jet aircraft, which GECC has estimated will cost $0.55 million. The remaining amount of Repair Collateral, if any, will be returned to Terayon.
Item 8.01. Other Events.
On March 26, 2007, Terayon entered into a stipulation for settlement with RGB Networks, Inc. amicably resolving all outstanding litigation between the parties.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 28, 2007

Terayon Communication Systems, Inc.
By:	/s/ Mark Richman
	Name:	Mark Richman
	Title:	Chief Financial Officer